SUPPLEMENTAL  AGREEMENT  NO. 1 dated
                                    as of  January  1, 1998  (the  "Supplemental
                                    Agreement")  to the  Pooling  and  Servicing
                                    Agreement  dated  as of  June  1,  1993,  as
                                    amended and supplemented (the  "Agreement"),
                                    among  FIRST   DEPOSIT   NATIONAL   BANK,  a
                                    national  banking  association,  Seller  and
                                    Servicer;  PROVIDIAN NATIONAL BANK (formerly
                                    known as FIRST DEPOSIT  NATIONAL CREDIT CARD
                                    BANK),  a  national   banking   association,
                                    Seller;  and BANKERS  TRUST  COMPANY,  a New
                                    York banking corporation, Trustee.

      WHEREAS, First Deposit National Bank and Providian National Bank have entered into an agreement dated as of December 8, 1997 pursuant to which Providian National Bank will be merged with and into First Deposit National Bank effective January 1, 1998 (the "Merger");

      WHEREAS, in connection with the Merger and pursuant to Section 7.02 of the Agreement, First Deposit National Bank (the "Surviving Seller") will assume all the rights and obligations of Providian National Bank (the "Discontinued Seller") as a Seller under the Agreement and as an originator of the Trust;

      WHEREAS, subsequent to the Merger, the Surviving Seller will change its name from First Deposit National Bank to Providian National Bank;

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      1. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

      2. In connection with the Merger and in accordance with Section 7.02 of the Agreement, the Surviving Seller agrees that it hereby assumes the performance of every covenant and obligation of the Discontinued Seller under the Agreement.

      3. This Supplemental Agreement shall be governed by and construed in accordance with the laws of the State of New York and applicable federal law.

      4. This Supplemental Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

      5. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Agreement shall mean the Agreement as amended by the Supplemental Agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed by their respective officers as of the date first above written.

                                              FIRST DEPOSIT NATIONAL BANK,
                                              Seller and Servicer,


                                              By: /s/ David J. Petrini
                                                  ---------------------------
                                                  David J. Petrini
                                                  Senior Vice President and
                                                  Chief Financial Officer

                                              PROVIDIAN NATIONAL BANK,
                                              Seller,


                                              By: /s/ David J. Petrini
                                                  ---------------------------
                                                  David J. Petrini
                                                  Senior Vice President and
                                                  Chief Financial Officer


Accepted:

BANKERS TRUST COMPANY, Trustee,


By: /s/ Mark Kahn
    --------------------------

Name:  Mark Kahn
Title: Vice President